INVESTAR®

NASDAQ: ISTR

Q2 2025 Investor Presentation

Cautionary Statements

Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include "tangible common equity," "tangible assets," "tangible equity to tangible assets," "tangible book value per common share," "core noninterest income," "core earnings before noninterest expense," "core noninterest expense," "core earnings before income tax expense," "core income tax expense," "core earnings," "core efficiency ratio," "core return on average assets," "core return on average equity," "core basic earnings per share" and "core diluted earnings per share." We also present certain average loan, yield, net interest income and net interest margin data adjusted to show the effects of excluding interest recoveries and interest income accretion from the acquisition of loans. Management believes these non-GAAP financial measures provide information useful to investors in understanding Investar's financial results, and Investar believes that its presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Investar's business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Investar strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this presentation to the comparable GAAP financial measures is included at the end of the financial statement tables.

General Forward-Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Investar's current views with respect to, among other things, future events and financial performance, including the potential impacts of its strategies and the anticipated closing and impacts of the Wichita Falls transaction. Investar generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words.

Any forward-looking statements contained in this presentation are based on the historical performance of Investar and its subsidiaries or on Investar's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by Investar that the future plans, estimates or expectations by Investar will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to Investar's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if Investar's underlying assumptions prove to be incorrect, Investar's actual results may vary materially from those indicated in these statements. Investar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events: (1) the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate including heightened uncertainties resulting from recent changing trade and tariff policies that could have an adverse impact on inflation and economic growth at least in the near term; (2) changes in inflation, interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing; (3) our ability to successfully execute our strategy focused on consistent, quality earnings through the optimization of our balance sheet, and our ability to successfully execute a long-term growth strategy; (4) our ability to achieve organic loan and deposit growth, and the composition of that growth; (5) our ability to identify and enter into agreements to combine with attractive acquisition candidates, finance acquisitions, complete acquisitions after definitive agreements are entered into, and successfully integrate and grow acquired operations; (6) our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth; (7) a reduction in liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity, which may be caused by, among other things, disruptions in the banking industry similar to those that occurred in early 2023 that caused bank depositors to move uninsured deposits to other banks or alternative investments outside the banking industry; (8) changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (9) changes in the quality and composition of, and changes in unrealized losses in, our investment portfolio, including whether we may have to sell securities before their recovery of amortized cost basis and realize losses; (10) the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally; (11) our dependence on our management team, and our ability to attract and retain qualified personnel; (12) the concentration of our business within our geographic areas of operation in Louisiana, Texas and Alabama; (13) risks to holders of our common stock relating to our 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock, including, but not limited to dividend preferences to holders of the preferred stock, other conditions with respect to the payment of dividends on our common stock, potential dilution upon conversion of the preferred stock, and liquidation preferences to holders of the preferred stock; (14) increasing costs of complying with new and potential future regulations; (15) new or increasing geopolitical tensions, including resulting from wars in Ukraine and Israel and surrounding areas; (16) the emergence or worsening of widespread public health challenges or pandemics; (17) concentration of credit exposure; (18) any deterioration in asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets; (19) fluctuations in the price of oil and natural gas; (20) data processing system failures and errors; (21) risks associated with our digital transformation process, including increased risks of cyberattacks and other security breaches and challenges associated with addressing the increased prevalence of artificial intelligence; (22) risks of losses resulting from increased fraud attacks against us and others in the financial services industry; (23) potential impairment of our goodwill and other intangible assets; (24) the impact of litigation and other legal proceedings to which we become subject; (25) competitive pressures in the commercial finance, retail banking, mortgage lending and consumer finance industries, as well as the financial resources of, and products offered by, competitors; (26) the impact of changes in laws and regulations applicable to us, including banking, securities and tax laws and regulations and accounting standards, as well as changes in the interpretation of such laws and regulations by our regulators; (27) changes in the scope and costs of FDIC insurance and other coverages; (28) governmental monetary and fiscal policies; and (29) hurricanes, tropical storms, tropical depressions, floods, winter storms, droughts and other adverse weather events, all of which have affected Investar's market areas from time to time; other natural disasters; oil spills and other man-made disasters; acts of terrorism; other international or domestic calamities; acts of God; and other matters beyond our control.

Cautionary Statements (continued)

Forward-Looking and Cautionary Statements Relating to the Pending Wichita Falls Transaction

With respect to the pending Wichita Falls transaction, forward-looking statements include, but are not limited to, statements about the potential benefits of the transaction, including future financial and operating results; statements about Investar's plans, objectives, expectations and intentions; statements about the expected timing of completion of the proposed merger, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that Investar may be unable to obtain governmental and regulatory approvals required to consummate the proposed merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the proposed merger may not be fully realized or may take longer to realize than expected; (vii) disruption from the proposed merger making it more difficult to maintain relationships with customers, employees or vendors; and (viii) the diversion of management time on merger-related issues.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Part I Item 1A. "Risk Factors" and in the "Cautionary Note Regarding Forward-Looking Statements" in Part II Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Investar's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission ("SEC").

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Investar intends to file with the SEC a registration statement on Form S-4 (the "Form S-4") that will include a joint proxy statement of Investar and Wichita Falls and a prospectus of Investar with respect to the shares of Investar common stock to be issued in the proposed merger (the "proxy statement/prospectus"). Investar may also file other relevant documents with the SEC regarding the proposed merger. This presentation is not a substitute for the Form S-4 or proxy statement/prospectus or any other document that Investar may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of each of Investar and Wichita Falls. Investors and security holders are urged to read the Form S-4, the proxy statement/prospectus and any other relevant documents that may be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety if and when they become available because they contain or will contain important information about the proposed merger. Investors and security holders will be able to obtain free copies of the Form S-4 and the proxy statement/prospectus (if and when available) and other documents containing important information about Investar, Wichita Falls and the proposed merger, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished to, the SEC by Investar will be available free of charge in the "Investors" section of Investar's website at www.investarbank.com. The information included on, or accessible through, Investar's website is not incorporated by reference into this communication.

Participants in the Solicitation

Investar and Wichita Falls and their respective directors and officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed merger. Information about Investar's directors and executive officers and their ownership of Investar's securities is set forth in Investar's filings with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC. To the extent that holdings of Investar's securities have changed since the amounts printed in our most recent Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

The information contained in this presentation is not an offer to sell or the solicitation of an offer to buy any securities of Investar. The Series A Non-Cumulative Perpetual Convertible Preferred Stock and the shares of Investar common stock issuable upon the conversion of the Series A Non-Cumulative Perpetual Convertible Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Our Company

Investar Holding Corporation is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 29 branches across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 7 whole bank acquisitions and 1 branch transaction
- 47 consecutive quarters of dividends paid; 10 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



Execution of Strategic Initiatives – 2nd Quarter 2025

Wichita Falls Transaction and Private Placement of Preferred Stock

- On July 1, 2025, we announced that we had entered into a definitive agreement to acquire Wichita Falls Bancshares, Inc. ("Wichita Falls"), headquartered in Wichita Falls, Texas, and its wholly-owned subsidiary, First National Bank. Upon the closing of the transaction, Wichita Falls shareholders will be entitled to receive an aggregate of 3,955,334 shares of Investar common stock, and cash consideration of $7.2 million, in exchange for their shares, subject to adjustment under certain circumstances. Based on the closing price of $19.32 for Investar common stock on June 30, 2025, the transaction would result in aggregate consideration of approximately $83.6 million. At March 31, 2025, First National Bank had approximately $1.5 billion in assets.
- In connection with the Wichita Falls transaction, on July 1, 2025, we completed a private placement of 32,500 shares of our newly designated 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock with selected institutional and other accredited investors at a price of $1,000 per share, for aggregate gross proceeds of $32.5 million. We intend to use the net proceeds from the offering to support the acquisition of Wichita Falls and for general corporate purposes, including organic growth and other potential acquisitions.

Balance Sheet Optimization and Capital

- We continued to execute on our strategy of consistent, quality earnings through the optimization of the balance sheet.
- Variable-rate loans as a percentage of total loans was 34% at June 30, 2025. During the 2nd quarter of 2025 we originated and renewed loans, 73% of which were variable-rate loans, at a 7.7% blended interest rate.
- We kept duration short on our liabilities to provide flexibility to secure lower cost funding that was accretive to our net interest margin. As a result our net interest margin improved 16 basis points to 3.03% during the 2nd quarter of 2025. Over the next two quarters, approximately 69% of our retail CD portfolio will reprice and approximately 91% will reprice over the next three quarters.
- We remain focused on building capital levels through organic earnings coupled with strategic management of the balance sheet, including a disciplined pace of share repurchases. We repurchased 36,065 shares of our common stock during the 2nd quarter of 2025 at an average price of $17.36 per share.

Credit Quality

- Nonperforming assets to total assets was 0.48% at June 30, 2025 compared to 0.43% at March 31, 2025. The allowance for credit losses to nonperforming loans was 355.9% at June 30, 2025 compared to 473.3% at March 31, 2025.
- We continued our strategy to originate high quality loans that are less susceptible to the effects of a potential economic downturn.

Expense Control and Efficiency

- Despite inflationary pressures, expenses are closely monitored and remain well-controlled. We are continuing to execute on our digital transformation and evaluating opportunities to optimize our physical branch and ATM footprint.

Financial Overview – 2nd Quarter 2025

Highlights

- Net interest margin improved 16 basis points to 3.03% for the 2nd quarter of 2025 compared to 2.87% for the 1st quarter of 2025.
- The yield on the loan portfolio increased to 5.94% for the 2nd quarter of 2025 compared to 5.88% for the 1st quarter of 2025.
- The overall cost of funds for the 2nd quarter of 2025 decreased nine basis points to 3.13% compared to 3.22% for the 1st quarter of 2025. The cost of deposits decreased nine basis points to 3.06% for the 2nd quarter of 2025 compared to 3.15% for the 1st quarter of 2025.
- Efficiency ratio improved to 74.99% for the 2nd quarter of 2025 compared to 79.77% for 1st quarter of 2025. Core efficiency ratio[1] improved to 73.55% for the 2nd quarter of 2025 compared to 78.71% for 1st quarter of 2025.
- Book value per common share increased to $26.01 at June 30, 2025, or 1.5%, compared to $25.63 at March 31, 2025. Tangible book value per common share[1] increased to $21.80 at June 30, 2025, or 1.9% (7.6% annualized), compared to $21.40 at March 31, 2025.
- Investar's regulatory common equity tier 1 capital ratio increased to 11.28%, or 1.1%, at June 30, 2025 compared to 11.16% at March 31, 2025.

Liquidity

- At June 30, 2025, we held $55.2 million of cash and cash equivalents and maintained approximately $765.0 million of available funding from FHLB advances and unsecured lines of credit with correspondent banks. Cash and cash equivalents and available funding represent 104% of uninsured deposits of $785.7 million at June 30, 2025.

Credit Quality

- Nonperforming loans represented 0.36% of total loans at June 30, 2025 compared to 0.27% of total loans at March 31, 2025.

2nd Quarter Results		
Balance Sheet (in millions)		
Assets	$	2,748
Net Loans	$	2,080
Deposits	$	2,338
Equity	$	256
Holding Company Capital		
TCE/TA[1]		7.93%
Tier 1 Leverage Capital		9.64%
Common Equity Tier 1 Capital		11.28%
Tier 1 Capital		11.70%
Total Capital		13.59%
Profitability (dollars in thousands)		
Net Interest Margin		3.03%
ROAA		0.66%
ROAE		7.07%
Net Income	$	4,494
Pre-Tax, Pre-Provision Income[1]	$	5,570
Per Share Information		
Tangible Book Value[1]	$	21.80
Earnings (Diluted)	$	0.46
Dividends	$	0.11

[1] *Non-GAAP financial measure; please see appendix for additional details*

Leadership Team



John J. D'Angelo, President and Chief Executive Officer

Mr. D'Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank's President and Chief Executive Officer since its organization in 2006. Prior to Investar Bank's organization, Mr. D'Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One Bank, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D'Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia.



John R. Campbell, Executive VP and Chief Financial Officer

Mr. Campbell joined the Bank in January 2023 as the Chief Financial Officer. Prior to joining the Bank, he served as the Director of Accounting and Corporate Controller for Laitram LLC, a global manufacturing company. Prior to joining Laitram LLC in 2005, Mr. Campbell served in corporate treasury, accounting and financial reporting, portfolio management, and lending roles for Hibernia National Bank for over ten years. Mr. Campbell also spent four years as an auditor with Ernst & Young LLP serving both public and privately-held clients in a variety of industries, including financial services. He has a Bachelor of Science in Finance from Louisiana State University and is a licensed Certified Public Accountant.



Jeffrey W. Martin, Executive VP and Chief Credit Officer

Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2021, he assumed the role of Chief Credit Officer. Prior to joining the Bank, he served as a Commercial Banking Executive for Regions Bank. He has over 30 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.



Linda M. Crochet, Executive VP and Chief Operating Officer

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value

Tangible Book Value Per Share[1]

7.7% TBV / Share[1]
GROWTH CAGR[2]
2022 – 2025Q2

Q2 2025 includes the impact of ($4.23) per share of AOCL[3]



TBV per Share[1] ($)
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$17.43
$18.92
$20.31
$21.80
2022
2023
2024
2025Q2
TBV/Share

[1] Non-GAAP financial measure; please see appendix for additional details
[2] Abbreviation for Compound Annual Growth Rate – for the period beginning December 31, 2022 and ending June 30, 2025
[3] Abbreviation for Accumulated Other Comprehensive Loss

Dividend History



$0.50
$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$-
28% CAGR
2014 1
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025 2

[1] Annualized based on 3rd quarter 2014 dividend of $0.0068 plus 4th quarter 2014 dividend of $0.007

[2] Annualized based on actual dividends of $0.215 through the 2nd quarter of 2025

Recent GAAP Earnings Performance

Net Income ($000)



$4,057
$5,381
$6,107
$6,293
$4,494
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Earnings Per Share (Diluted)



$0.41
$0.54
$0.61
$0.63
$0.46
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

ROAA (%)



0.59
0.77
0.88
0.94
0.66
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Net Interest Margin (%)



2.62
2.67
2.65
2.87
3.03
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Recent Core Earnings Performance

Core Earnings ($000)[1]



$3,567
$4,444
$6,463
$6,484
$4,706
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Core Earnings Per Share (Diluted)[1]



$0.36
$0.45
$0.65
$0.65
$0.47
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Core ROAA (%)[1]



0.52
0.63
0.93
0.96
0.69
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Core Efficiency Ratio (%)[1]



80.24
79.33
69.41
78.71
73.55
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see the appendix for additional details

Returns to Shareholders

Shares Repurchased (%)[1]


5.89%
3.39%
5.02%
2.25%
0.19%
0.72%
2020
2021
2022
2023
2024
YTD2025

- In July 2023, the Board of Directors authorized an additional 350,000 shares for repurchase under our stock repurchase program.
- Repurchased 36,065 shares at an average price of $17.36 during the 2nd quarter of 2025 and 71,057 shares YTD at an average price of $17.84.
- QTD and YTD purchases represent discounts to tangible book value of 20% and 18%, respectively, as of June 30, 2025.

Dollars Returned to Shareholders ($000)


$13,798
$2,686
$11,112
$10,015
$3,090
$6,925
$14,092
$3,552
$10,540
$6,870
$3,844
$3,026
$4,272
$3,972
$300
$3,346
$2,063
$1,283
2020
2021
2022
2023
2024
YTD2025
Cash Paid to Repurchase Shares
Dividends Paid on Common Stock

- Since the inception of the stock repurchase program in 2015, the Company has paid $49.3 million to repurchase 2,625,412 shares at an average price of $18.77.
- The repurchase program is complemented by our ongoing quarterly shareholder dividend, which has increased at 28% per annum since our initial public offering to $0.11 per share for the 2nd quarter of 2025.

INVESTAR HOLDING CORPORATION

[1] Represents shares repurchased in period stated divided by common shares outstanding at prior period end.

Continued Execution of Acquisition Strategy

Investar Has Completed 7 Whole Bank Acquisitions and 1 Branch Transaction



2011
South LA
Business Bank (LA)
2013
First Community
Bank (LA)
2017
BOJ Bancshares (LA)
2017
Citizens
Bancshares (LA)
2019
Bank of York (AL)
2019
Mainland Bank (TX)
2020
PlainsCapital Bank
Branches (TX)
2021
Cheaha Financial
Group (AL)
Total Assets:
$2.7 Billion

INVESTAR
HOLDING CORPORATION

Investment Portfolio – 2nd Quarter 2025

Available for Sale *(Dollars in thousands)*	Book Value	Gain (Loss)	Fair Value
U.S. Governmental Securities	$ 17,361	$ (188)	$ 17,173
State and Political Subdivisions	17,726	(1,976)	15,750
Corporate Bonds	26,910	(1,904)	25,006
Residential Mortgage-backed Securities	274,593	(41,289)	233,304
Commercial Mortgage-backed Securities	72,009	(7,534)	64,475
Total	$ 408,599	$ (52,891)	$ 355,708

Available for Sale Portfolio Characteristics	
Weighted average modified duration	5.4 years
Current tax-equivalent yield	2.99%

Held to Maturity *(Dollars in thousands)*	Book Value	Gain (Loss)	Fair Value
State and Political Subdivisions	$ 39,584	$ 2,362	$ 41,946
Residential Mortgage-backed Securities	1,944	(200)	1,744
Total	$ 41,528	$ 2,162	$ 43,690

Held to Maturity Portfolio Characteristics	
Weighted average modified duration	9.1 years
Current tax-equivalent yield	6.75%

Total Effective Duration: 5.9 years



Commercial Mortgage-backed Securities 18%
U.S. Governmental Securities 5%
State and Political Subdivisions 4%
Corporate Bonds 7%
Residential Mortgage-backed Securities 66%



Residential Mortgage-backed Securities 4%
State and Political Subdivisions 96%

Loan Portfolio – 2nd Quarter 2025

- Total loans decreased $0.3 million to $2.11 billion at June 30, 2025 compared to $2.11 billion at March 31, 2025.
- Loan yield increased to 5.94% for the 2nd quarter of 2025 compared to 5.88% for the 1st quarter of 2025. Exclusive of interest income accretion from the acquisition of loans and interest recoveries, adjusted loan yield[1] increased to 5.93% for the 2nd quarter of 2025 compared to 5.86% for the 1st quarter of 2025.
- Variable-rate loans represented 34% of total loans June 30, 2025 compared to 32% at March 31, 2025. Variable-rate loans as a percentage of loan originations and renewals was 73% for the 2nd quarter of 2025.



Consumer 0.5%
Construction & Development 6.7%
1-4 Family 18.4%
Multifamily 4.9%
Farmland 0.2%
Owner-Occupied Commercial Real Estate 22.0%
Nonowner-Occupied Commercial Real Estate 22.1%
Commercial & Industrial 25.2%

	Loan Portfolio Detail - Quarterly Lookback							
(Dollars in thousands)	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025
Construction & Development	$ 211,390	$ 190,371	$ 173,511	$ 177,840	$ 166,954	$ 154,553	$ 149,275	$ 141,654
1-4 Family	415,162	413,786	414,480	414,756	403,097	396,815	394,735	387,796
Multifamily	102,974	105,946	105,124	104,269	85,283	84,576	103,248	102,569
Farmland	8,259	7,651	7,539	7,542	7,173	6,977	6,718	4,519
Owner-Occupied Commercial Real Estate	440,208	449,610	453,414	453,456	467,467	449,259	449,963	462,182
Nonowner-Occupied Commercial Real Estate	501,649	488,098	495,844	489,984	499,274	495,289	481,905	466,009
Commercial & Industrial	411,290	543,421	518,969	507,822	515,273	526,928	510,765	531,460
Consumer	12,090	11,736	11,697	11,090	11,325	10,687	10,022	10,166
Total Loans	$ 2,103,022	$ 2,210,619	$ 2,180,578	$ 2,166,759	$ 2,155,846	$ 2,125,084	$ 2,106,631	$ 2,106,355

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

CRE Portfolio Overview

Portfolio Characteristics June 30, 2025	
% of Total Portfolio	49.2%
Owner-Occupied as % of CRE Portfolio	44.6%
Nonowner-Occupied Office as a % of Total Portfolio	4.1%
Average Loan Size	$1.0M



Farmland < 1%
Multifamily 10%
Owner-occupied 45%
Nonowner-occupied 45%
$1.0B

Owner-Occupied



All other owner-occupied 15%
Retail trade 28%
Construction 4%
Wholesale trade 13%
$462M
Accommodation and food services 6%
Real estate 14%
Other services (except public administration) 7%
Healthcare and social assistance 8%
Manufacturing 5%

Nonowner-Occupied



Warehouse 13%
Hotel/motel 6%
Retail 34%
All other nonowner-occupied 9%
$466M
Healthcare 20%
Office 18%

C&I Portfolio Overview

By Collateral Type



Attorney Cases 9%
Other 10%
Unsecured 3%
Equipment 10%
Cash/Brokerage Secured 9%
Marine 13%
Accounts Receivable 46%
$449M

By Industry



Transportation & Warehousing 12%
Professional, Scientific & Technical Services 12%
Other 24%
Construction 9%
Finance & Insurance 43%
$449M

Portfolio Characteristics June 30, 2025	
% of Total Portfolio	21.3%
Average Loan Size	$121K

Note: C&I portfolio excludes public finance loans

Construction & Development Portfolio Overview



1-4 Family Development/Builder Lots 11%
1-4 Family Construction - Builder 28%
Lot/Raw Land - Consumer 2%
Multifamily 16%
Commercial Land & Construction 43%
$142M

Portfolio Characteristics June 30, 2025	
% of Total Portfolio	6.7%
Average Loan Size	$541K

INVESTAR HOLDING CORPORATION

Consumer Portfolio Overview



Unsecured
12%
Miscellaneous
1%
Auto
27%
$10M
CD/Savings Secured
47%
Recreational
13%

Portfolio Characteristics June 30, 2025	
% of Total Portfolio	0.5%
Average Loan Size	$12K

Note: Since exiting the indirect auto loan origination business at the end of 2015, the Bank has experienced decreased loan sales and has ceased originations of consumer loans held for sale.

Allowance for Credit Losses

Allowance for Credit Losses / Total Loans (%)



1.11
1.16
1.38
1.26
1.26
2021
2022
2023
2024
2025Q2

(Dollars in thousands)	For the year ended 12/31/2021	For the year ended 12/31/2022	For the year ended 12/31/2023	For the year ended 12/31/2024	For the six months ended 6/30/2025
Allowance for Credit Losses					
Allowance for Credit Losses - Beginning	$ 20,363	$ 20,859	$ 24,364	$ 30,540	$ 26,721
ASC Topic 326 adoption impact[1]	-	-	5,865	-	-
Provision for credit losses on loans	22,885	2,922	(1,964)	(3,192)	(3,523)
Charge-offs	(22,636)	(633)	(742)	(1,300)	(258)
Recoveries	247	1,216	3,017	673	3,680
Allowance for Credit Losses - Ending	$ 20,859	$ 24,364	$ 30,540	$ 26,721	$ 26,620

INVESTAR HOLDING CORPORATION

[1] Investar adopted the Current Expected Credit Loss accounting standard on January 1, 2023. Upon adoption, Investar recorded a one-time, cumulative effect adjustment to increase the allowance for credit losses by $5.9 million and reduce retained earnings, net of tax, by $4.3 million.

Asset Quality Trends

Nonperforming Assets ($000s)



$8,337
$8,860
$14,043
$11,754
$13,108
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

NPAs / Assets (%)



0.30
0.32
0.52
0.43
0.48
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Net Charge-offs / Avg. Loans (%)



0.01
(0.02)
0.04
(0.16)
0.00
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Reserves / NPLs (%)



576.4
682.0
302.8
473.3
355.9
2024Q2
2024Q3
2024Q4
2025Q1
2025Q2

Deposit Portfolio – 2nd Quarter 2025

- Total deposits decreased $9.2 million, or 0.4%, to $2.34 billion at June 30, 2025, compared to $2.35 billion at March 31, 2025.
- Investar utilizes brokered time deposits, entirely in denominations of less than $250,000, to secure fixed cost funding and reduce short-term borrowings. At June 30, 2025, the remaining weighted average duration of brokered time deposits was approximately four months with a weighted average rate of 4.68%.
- Investar utilizes brokered demand deposits when pricing is more favorable than other short-term borrowings.



Money Market 9.5%
Savings 5.8%
Brokered Time 10.9%
Time 30.0%
Noninterest-bearing Demand 19.2%
Interest-bearing Demand 24.6%

	Deposit Composition - Quarterly Lookback								
(Dollars in thousands)	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025
Noninterest-bearing Demand	$ 488,311	$ 459,519	$ 448,752	$ 435,397	$ 436,571	$ 437,734	$ 432,143	$ 436,735	$ 448,459
Interest-bearing Demand	514,501	482,706	489,604	502,818	467,184	500,345	554,777	569,903	576,473
Money Market	158,984	186,478	179,366	171,113	177,191	196,710	191,548	240,300	220,961
Brokered Demand	-	-	-	-	-	-	47,320	-	-
Savings	125,442	131,743	137,606	132,449	128,583	128,241	134,879	136,098	134,729
Brokered Time	153,365	197,747	269,102	237,850	249,354	271,684	245,520	244,935	256,100
Time	740,250	751,240	731,297	728,201	751,319	752,694	739,757	719,386	701,463
Total Deposits	$ 2,180,853	$ 2,209,433	$ 2,255,727	$ 2,207,828	$ 2,210,202	$ 2,287,408	$ 2,345,944	$ 2,347,357	$ 2,338,185
Total Deposit Interest Rate[1]	**1.78%**	**2.14%**	**2.54%**	**2.67%**	**2.72%**	**2.78%**	**2.76%**	**2.56%**	**2.47%**

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

Non-Interest Expense


$2,321,181
$2,513,203
$2,753,807
$2,815,155
$2,722,812
$2,748,065
$57,131
$55,480
$63,062
$62,192
$60,865
$62,353
$62,630
$61,761
$63,032
$62,820
$65,876
$64,550
2020
2021
2022
2023
2024
YTD2025 2
Non-interest expense (GAAP)
Core Non-interest expense 1
Total Assets

[1] Non-GAAP financial measure; please see appendix for additional details
[2] Annualized based on YTD 2025 actual results as of June 30, 2025

Financial Profile

(Dollars in thousands, except per share data)	As of December 31, 2020	2021	2022	2023	2024	For the three months ended 9/30/2024	12/31/2024	3/31/2025	6/30/2025
Balance Sheet									
Total Assets	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,722,812	$ 2,802,573	$ 2,722,812	$ 2,729,902	$ 2,748,065
Total Loans	$ 1,860,318	$ 1,872,012	$ 2,104,767	$ 2,210,619	$ 2,125,084	$ 2,155,846	$ 2,125,084	$ 2,106,631	$ 2,106,355
Total Deposits	$ 1,887,824	$ 2,120,266	$ 2,082,365	$ 2,255,727	$ 2,345,944	$ 2,287,408	$ 2,345,944	$ 2,347,357	$ 2,338,185
Loans/Deposits	98.54%	88.29%	101.08%	98.00%	90.59%	94.25%	90.59%	89.74%	90.09%
Capital									
TCA/TA[1]	9.22%	8.04%	6.37%	6.65%	7.44%	7.38%	7.44%	7.82%	7.93%
Total Capital	14.71%	12.99%	13.25%	12.99%	13.13%	13.48%	13.13%	13.46%	13.59%
Tier 1 Capital	11.36%	9.90%	10.21%	9.90%	11.25%	10.74%	11.25%	11.57%	11.70%
Tier 1 Leverage Capital	9.49%	8.12%	8.53%	8.35%	9.27%	8.95%	9.27%	9.56%	9.64%
Profitability Measures									
Net Interest Margin	3.49%	3.53%	3.67%	2.83%	2.63%	2.67%	2.65%	2.87%	3.03%
Non Interest Income / Average Assets	0.53%	0.47%	0.70%	0.24%	0.51%	0.50%	0.74%	0.30%	0.38%
Non Interest Expense / Average Assets	2.51%	2.45%	2.34%	2.27%	2.26%	2.30%	2.31%	2.42%	2.44%
Efficiency Ratio	66.72%	65.79%	56.29%	77.26%	75.08%	75.61%	71.00%	79.77%	74.99%
ROAA	0.61%	0.31%	1.37%	0.60%	0.73%	0.77%	0.88%	0.94%	0.66%
ROAE	5.77%	3.22%	15.63%	7.63%	8.60%	8.97%	9.83%	10.31%	7.07%
Diluted Earnings Per Share	$ 1.27	$ 0.76	$ 3.50	$ 1.69	$ 2.04	$ 0.54	$ 0.61	$ 0.63	$ 0.46
Net Income	$ 13,889	$ 8,000	$ 35,709	$ 16,678	$ 20,252	$ 5,381	$ 6,107	$ 6,293	$ 4,494
Asset Quality									
NPAs / Assets	0.62%	1.28%	0.44%	0.36%	0.52%	0.32%	0.52%	0.43%	0.48%
NCOs / Avg Loans	0.08%	1.18%	-0.03%	-0.11%	0.03%	-0.02%	0.04%	-0.16%	0.00%

[1] Non-GAAP financial measure; please see appendix for additional details

APPENDIX

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31, 2020	2021	2022	2023	2024	As of the three months ended 9/30/2024	12/31/2024	3/31/2025	6/30/2025
Tangible common equity:									
Total stockholders' equity	$ 243,284	$ 242,598	$ 215,782	$ 226,768	$ 241,296	$ 245,542	$ 241,296	$ 251,737	$ 255,929
Adjustments:									
Goodwill	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(4,088)	(3,948)	(3,059)	(2,232)	(1,608)	(1,756)	(1,608)	(1,470)	(1,339)
Tangible common equity	$ 211,052	$ 198,562	$ 172,635	$ 184,448	$ 199,600	$ 203,698	$ 199,600	$ 210,179	$ 214,502
Common shares outstanding	10,608,869	10,343,494	9,901,847	9,748,067	9,828,413	9,827,622	9,828,413	9,821,446	9,839,848
Book value per common share	$ 22.93	$ 23.45	$ 21.79	$ 23.26	$ 24.55	$ 24.98	$ 24.55	$ 25.63	$ 26.01
Tangible book value per common share	$ 19.89	$ 19.20	$ 17.43	$ 18.92	$ 20.31	$ 20.73	$ 20.31	$ 21.40	$ 21.80
Tangible assets:									
Total assets	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,722,812	$ 2,802,573	$ 2,722,812	$ 2,729,902	$ 2,748,065
Adjustments:									
Goodwill	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(4,088)	(3,948)	(3,059)	(2,232)	(1,608)	(1,756)	(1,608)	(1,470)	(1,339)
Tangible assets	$ 2,288,949	$ 2,469,167	$ 2,710,660	$ 2,772,835	$ 2,681,116	$ 2,760,729	$ 2,681,116	$ 2,688,344	$ 2,706,638
Total stockholders' equity to total assets ratio	10.48%	9.65%	7.84%	8.06%	8.86%	8.76%	8.86%	9.22%	9.31%
Tangible common equity to tangible assets ratio	9.22%	8.04%	6.37%	6.65%	7.44%	7.38%	7.44%	7.82%	7.93%

Non-GAAP Reconciliation (continued)

	For the three months ended						
(Dollars in thousands)	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025
Net Income	$ 3,538	$ 4,707	$ 4,057	$ 5,381	$ 6,107	$ 6,293	$ 4,494
Plus: Provision for Credit Losses	486	(1,419)	(415)	(945)	(701)	(3,596)	141
Plus: Income Tax Expense	782	1,380	829	784	1,161	1,421	935
Pre-Tax, Pre-Provision Net Income	**$ 4,806**	**$ 4,668**	**$ 4,471**	**$ 5,220**	**$ 6,567**	**$ 4,118**	**$ 5,570**

Non-GAAP Reconciliation (continued)

	For the three months ended								
(Dollars in thousands)	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025
Interest on Deposits	$ 9,534	$ 11,733	$ 14,584	$ 14,845	$ 14,865	$ 15,729	$ 16,071	$ 14,640	$ 14,456
Average Interest-Bearing Deposits	1,655,506	1,707,848	1,824,318	1,805,569	1,770,985	1,813,775	1,881,297	1,887,715	1,896,474
Average Noninterest-Bearing Deposits	490,123	462,525	454,893	428,135	425,964	433,126	434,433	430,080	448,835
Average Total Deposits	2,145,629	2,170,373	2,279,211	2,233,704	2,196,949	2,246,901	2,315,730	2,317,795	2,345,309
Total Deposit Interest Rate	**1.78%**	**2.14%**	**2.54%**	**2.67%**	**2.72%**	**2.78%**	**2.76%**	**2.56%**	**2.47%**

Non-GAAP Reconciliation (continued)

	For the three months ended				
(Dollars in thousands)	6/30/2024	9/30/2024	12/31/2024	3/31/2025 [1]	6/30/2025
Net interest income	$ 17,198	$ 17,856	$ 17,483	$ 18,345	$ 19,644
Provision for credit losses [2]	(415)	(945)	(701)	(3,596)	141
Net interest income after provision for credit losses [2]	**$ 17,613**	**$ 18,801**	**$ 18,184**	**$ 21,941**	**$ 19,503**
Noninterest income	2,750	3,544	5,163	2,011	2,626
Loss (gain) on call or sale of investment securities, net	383	(1)	371	-	-
Loss on sale or disposition of fixed assets, net	-	-	-	3	-
(Gain) loss on sale of other real estate owned, net	(712)	4	25	-	(29)
Change in the fair value of equity securities	-	(174)	(159)	76	(53)
Income from insurance proceeds [3]	-	-	-	-	(304)
Income from legal settlement [4]	-	(1,122)	-	-	-
Change in the net asset value of other investments [5]	27	(48)	(25)	(6)	136
Core noninterest income [6]	**$ 2,448**	**$ 2,203**	**$ 5,375**	**$ 2,084**	**$ 2,376**
Core earnings before noninterest expense [2 6]	20,061	21,004	23,559	24,025	21,879
Total noninterest expense	15,477	16,180	16,079	16,238	16,700
Write down of other real estate owned [7]	-	-	-	-	(296)
Gain (loss) on early extinguishment of subordinated debt	287	-	(210)	-	-
Severance [8]	-	-	(4)	-	(26)
Legal settlement expense [9]	-	(267)	-	-	-
Acquisition expense [1]	-	-	-	(159)	(182)
Core noninterest expense [2]	**$ 15,764**	**$ 15,913**	**$ 15,865**	**$ 16,079**	**$ 16,196**
Core earnings before income tax expense [2 6]	**$ 4,297**	**$ 5,091**	**$ 7,694**	**$ 7,946**	**$ 5,683**
Core income tax expense [10]	730	647	1,231	1,462	977
Core earnings [2 6]	**$ 3,567**	**$ 4,444**	**$ 6,463**	**$ 6,484**	**$ 4,706**

INVESTAR HOLDING CORPORATION

Non-GAAP Reconciliation (continued)

(Dollars in thousands, except per share data)	For the three months ended 6/30/2024	9/30/2024	12/31/2024	3/31/2025 [1]	6/30/2025
Core basic earnings per common share [2 6]	$ 0.36	$ 0.45	$ 0.66	$ 0.66	$ 0.48
Diluted earnings per common share (GAAP)	0.41	0.54	0.61	0.63	0.46
Loss (gain) on call or sale of investment securities, net	0.03	-	0.03	-	-
Loss on sale or disposition of fixed assets, net	-	-	-	-	-
(Gain) loss on sale of other real estate owned, net	(0.06)	-	-	-	-
Change in the fair value of equity securities	-	(0.01)	(0.01)	0.01	-
Income from insurance proceeds [3]	-	-	-	-	(0.03)
Income from legal settlement [4]	-	(0.10)	-	-	-
Change in the net asset value of other investments [5]	-	-	-	-	0.01
Write down of other real estate owned [7]	-	-	-	-	0.02
(Gain) loss on early extinguishment of subordinated debt	(0.02)	-	0.02	-	-
Severance [8]	-	-	-	-	-
Legal settlement expense [9]	-	0.02	-	-	-
Acquisition expense [1]	-	-	-	0.01	0.01
Core diluted earnings per common share [2 6]	**$ 0.36**	**$ 0.45**	**$ 0.65**	**$ 0.65**	**$ 0.47**
Efficiency Ratio	77.59%	75.61%	71.00%	79.77%	74.99%
Core Efficiency Ratio [2 6]	80.24%	79.33%	69.41%	78.71%	73.55%
Core return on average assets [2 6 11]	0.52%	0.63%	0.93%	0.96%	0.69%
Total average assets	$ 2,773,792	$ 2,796,969	$ 2,763,734	$ 2,725,800	$ 2,740,388

[1] All core results and core metrics for the quarter ended March 31, 2025 exclude $0.2 million of acquisition expense incurred during that quarter related to the Wichita Falls transaction.

[2] Provision for credit losses, net interest income after provision for credit losses, core earnings before noninterest expense, core noninterest expense, core earnings before income tax expense and core earnings include a $3.3 million recovery of loans previously charged off due to a property insurance settlement related to a loan relationship that became impaired in the third quarter of 2021 as a result of Hurricane Ida and $0.2 million in related noninterest expense recorded during the quarter ended March 31, 2025. Excluding the $3.1 million favorable impact on pre-tax net income, core basic earnings per share, core diluted earnings per share, core efficiency ratio, and core return on average assets are $0.40, $0.40, 77.75%, and 0.59%, respectively, for the quarter ended March 31, 2025.

[3] Adjustment to noninterest income for insurance proceeds received for damages to a property recorded in other real estate owned, which is included in other operating income the accompany consolidated statements of income.

[4] Adjustment to noninterest income directly attributable to income from a legal settlement related to one loan relationship that became impaired in the third quarter of 2021 as a result of Hurricane Ida.

[5] Change in net asset value of other investments represents unrealized gains or losses on Investar's investments in Small Business Investment Companies and other investment funds included in other operating income in the accompanying consolidated statements of income.

[6] Core noninterest income, core earnings before noninterest expense, core earnings before income tax expense and core earnings include $3.1 million in nontaxable noninterest income from BOLI death benefit proceeds recorded during the quarter ended December 31, 2024. Excluding this income, core basic earnings per share, core diluted earnings per share, core efficiency ratio, and core return on average assets are $0.39, $0.39, 80.35%, and 0.55%, respectively, for the quarter ended December 31, 2024.

[7] Reflects an adjustment to noninterest expense for provision for estimated losses on other real estate owned when fair value is determined to be less than carrying values, which is included in other operating expenses in the accompanying consolidated statements of income.

[8] Severance is included in salaries and employee benefits in the accompanying consolidated statements of income.

[9] Adjustments to noninterest expense directly attributable to the income from a legal settlement, consisting of professional fees for legal services and collection and repossession expenses included in other operating expenses in the accompanying consolidated statements of income.

[10] Core income tax expense is calculated using the effective tax rates of 17.2%, 18.4%, 16.0%, 12.7%, and 17.0% for the quarters ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.

[11] Core earnings used in calculation. No adjustments were made to average assets.

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	2020	2021	2022	2023	2024	2025	YTD 2025 Annualized
Total noninterest expense	$ 57,131	$ 63,062	$ 60,865	$ 62,630	$ 63,032	$ 32,938	$ 65,876
Severance	(289)	(181)	(632)	(123)	(4)	(26)	
Loan purchase expense	-	-	-	(95)	-	-	
Acquisition expense	(1,062)	(2,448)	-	-	-	(341)	
Employee retention credit, net of consulting fees	-	1,759	2,342	-	-	-	
(Loss) gain on early extinguishment of subordinated debt	-	-	(222)	-	292	-	
Divestiture expense	-	-	-	(651)	-	-	
PPP incentive	(200)	-	-	-	-	-	
Community grant	(100)	-	-	-	-	-	
Write down of other real estate owned	-	-	-	-	(233)	(296)	
Loan settlement expense	-	-	-	-	(267)	-	
Core noninterest expense	**$ 55,480**	**$ 62,192**	**$ 62,353**	**$ 61,761**	**$ 62,820**	**$ 32,275**	**$ 64,550**

Non-GAAP Reconciliation (continued)

	For the three months ended					
	June 30, 2025			March 31, 2025		
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:						
Loans	$ 2,104,266	$ 31,140	5.94%	$ 2,108,904	$ 30,552	5.88%
Adjustments:						
Interest recoveries		19			50	
Accretion		6			9	
Adjusted loans	2,104,266	31,115	5.93	2,108,904	30,493	5.86
Securities:						
Taxable	402,438	2,961	2.95	387,538	2,679	2.80
Tax-exempt	49,682	665	5.37	50,761	671	5.36
Interest-bearing balances with banks	47,909	593	4.97	43,537	532	4.95
Adjusted interest-earning assets	2,604,295	35,334	5.44	2,590,740	34,375	5.38
Total interest-bearing liabilities	2,014,546	15,715	3.13	2,023,808	16,089	3.22
Net interest income/net interest margin		$ 19,644	3.03%		$ 18,345	2.87%
Adjusted net interest income/adjusted net interest margin		$ 19,619	3.02%		$ 18,286	2.86%